Exhibit 24  POWER OF ATTORNEY    Know all by these present, that the undersigned hereby constitutes and appoints each of  Grace Kunde and Mike Picklesimer, signing alone, the undersigned's true and lawful attorney‐in‐fact to:    (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or  director of Extra Space Storage Inc. (the "Company"), Forms 3, 4, and 5 and any amendments thereto in  accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;    (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or  desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or  amendments thereto, and timely file such form with the United States Securities and Exchange  Commission and any stock exchange or similar authority; and    (3) take any other action of any type whatsoever in connection with the foregoing which, in the  opinion of such attorney‐in‐fact, may be of benefit to, in the best interest of, or legally required by, the  undersigned, it being understood that the documents executed by such attorney‐in‐fact on behalf of the  undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and  conditions as such attorney‐in‐fact may approve in such attorney‐in‐fact's discretion.    The undersigned hereby grants to each such attorney‐in‐fact full power and authority to do and  perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the  exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the  undersigned might or could do if personally present, with full power of substitution or revocation,   hereby ratifying and confirming all that such attorney‐in‐fact, or such attorney‐in‐fact's substitute or  substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and  powers herein granted. The undersigned acknowledges that the foregoing attorneys‐in‐fact, in serving in  such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of  the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.    This Power of Attorney shall remain in full force and effect until the undersigned is no longer  required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in  securities issued by the Company, unless earlier revoked by the undersigned in a signed writing  delivered to the foregoing attorneys‐in‐fact.    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as  of this 14 day of July, 2023.        Signature:  /s/ Joseph Saffire Print Name:   Joseph Saffire